Exhibit 99.1

Gilead Contacts:     MacroGenics Contact:

Jacquie Ross, Investors    Jim Karrels, Senior Vice President, CFO
investor_relations@gilead.com     info@macrogenics.com

Marian Cutler, Media
Marian.Cutler1@gilead.com

GILEAD AND MACROGENICS ANNOUNCE ONCOLOGY COLLABORATION TO DEVELOP BISPECIFIC ANTIBODIES

– Gilead Granted Exclusive Option to License MGD024, a Phase 1 CD123×CD3 DART® Molecule with Potential to Treat Various Hematologic Malignancies –

– Potential for Companies to Collaborate on Two Additional Future Research Programs –

Foster City, Calif., and Rockville, Md. October 17, 2022 – Gilead Sciences, Inc. (Nasdaq: GILD) and MacroGenics (NASDAQ: MGNX) today announced an exclusive option and collaboration agreement to develop MGD024, an investigational, bispecific antibody that binds CD123 and CD3 using MacroGenics’ DART® platform, and two additional bispecific research programs. The collaboration agreement grants Gilead the option to license MGD024, a potential treatment for certain blood cancers, including acute myeloid leukemia (AML) and myelodysplastic syndromes (MDS).

A leader in the bispecific antibody space, MacroGenics has extensive experience applying its proprietary DART platform to develop novel therapeutics. MGD024 is a next-generation, bispecific that incorporates a CD3 component that is designed to minimize cytokine-release syndrome (CRS), a potentially life-threatening toxicity, while increasing the magnitude of antitumor activity with a longer half-life to permit intermittent dosing.

“MacroGenics’ bispecific expertise naturally complements Gilead’s portfolio strengths in immuno-oncology and our growing hematology franchise,” said Bill Grossman, MD, PhD, Senior Vice President, Oncology Clinical Development, Gilead Sciences. “We believe MGD024, with its potential to reduce CRS and permit intermittent dosing through a longer half-life, could translate to more patient-friendly dosing and enhanced clinical outcomes for people living with AML and MDS. This partnership is the latest in our efforts to develop and advance transformative new cancer therapies as we deepen our portfolio across oncology indications.”

Scott Koenig, MD, PhD, President, and CEO, MacroGenics said, “Rapid advances over the last decade have made CD123 a very promising target in oncology research. Advancing our bispecific DART molecule, MGD024, through a strategic collaboration with the team at Gilead will accelerate our ability to drive further development of MGD024 to the potential benefit of people living with blood cancers.”

MacroGenics will be responsible for the ongoing Phase 1 study for MGD024 during which Gilead may elect to exercise its option to license the program at predefined decision points. The Phase 1 study will include a dose escalation segment and an expansion segment that is intended to evaluate MGD024 as monotherapy and in combination with other therapies across multiple indications.

Financial Considerations
As part of the agreement, Gilead will pay MacroGenics an upfront payment of $60 million and MacroGenics will be eligible to receive up to $1.7 billion in target nomination, option fees, and development, regulatory and commercial milestones. MacroGenics will also be eligible to receive tiered, double-digit royalties on worldwide net sales of MGD024 and a flat royalty on worldwide net sales of products under the two research programs.

Beginning in the first quarter of 2022, consistent with recent industry communications from the U.S. Securities and Exchange Commission (SEC), Gilead no longer excludes acquired IPR&D expenses from its non-GAAP financial measures and expects the transaction with MacroGenics to reduce Gilead’s GAAP and non-GAAP 2022 EPS by approximately $0.04.

About MacroGenics, Inc.
MacroGenics is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the company's website at www.macrogenics.com. MacroGenics, the MacroGenics logo, and DART are trademarks or registered trademarks of MacroGenics, Inc.

About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.

Gilead Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties, and other factors, including the ability of the parties to complete the transaction in a timely manner or at all; the possibility that various closing conditions for the transaction may not be satisfied or waived, including the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that Gilead may not realize the potential benefits of this collaboration with MacroGenics or its other investments in oncology; difficulties or unanticipated expenses in connection with the collaboration and the potential effects on Gilead’s revenues and earnings; Gilead’s ability to achieve its anticipated full year 2022 financial results; the ability of the parties to initiate, progress or complete clinical trials within currently anticipated timelines or at all, and the possibility of unfavorable results from ongoing or additional trials, including those involving MGD024 or future research programs; the ability of the parties to file applications for regulatory approval or receive regulatory approvals in a timely manner or at all, including those involving MGD024 or future research programs, and the risk that any such approvals may be subject to significant limitations on use; the possibility that the parties may make a strategic decision to terminate the collaborations, including the development of MGD024 or future research programs, at any time; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and other factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation and disclaims any intent to update any such forward-looking statements.

MacroGenics Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about the MacroGenics’ strategy, future operations, clinical development of MGD024, including initiation and enrollment in clinical trials for MGD024, the consummation of the transactions discussed in this press release, milestone or option payments from Gilead and other statements containing the words “subject to”, "believe", “anticipate”, “plan”, “expect”, “intend”, “estimate”, “potential,” “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MGD024 may not provide a significant clinical benefit to patients with certain blood cancers; the uncertainties inherent in the initiation and enrollment of clinical trials; the availability of financing to fund the development of MGD024 and MacroGenics’ other product candidates; availability and timing of data from ongoing clinical trials; expectations for developing further programs under the collaboration agreement with Gilead; the possibility that the parties may make a strategic decision to terminate the collaborations, including the development of MGD024 or future research programs, at any time; expectations for the timing and steps required in the regulatory review process for MGD024; expectations for regulatory approvals; expectations of milestone payments; the impact of competitive products; economic or political disruptions due to catastrophes or other events, including natural disasters, terrorist attacks, civil unrest and actual or threatened armed conflict; public health crises such as the COVID-19 pandemic; and other risks described in the MacroGenics’ filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent MacroGenics’ views only as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause MacroGenics’ views to change. However, while MacroGenics may elect to update these forward-looking statements at some point in the future, MacroGenics specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing MacroGenics’ views as of any date subsequent to the date hereof.

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